                                                                   Exhibit 10.28


                            AGGREGATE EXCESS OF LOSS
                             RETROCESSION AGREEMENT
                            Effective January 1, 2004

ARTICLE                                                                  PAGE
-------                                                                  ----

1        BUSINESS COVERED                                                  2

2        TERM                                                              3

3        TERRITORY                                                         3

4        EXCLUSIONS                                                        3

5        COVERAGE                                                          4

6        NET RETAINED LINES                                                5

7        REINSURANCE PREMIUM                                               5

8        ACCOUNTS AND LOSS SETTLEMENTS                                     6

9        CURRENCY                                                          6

10       TAXES                                                             7

11       RESERVES                                                          7

12       SPECIAL TERMINATION                                               8

13       OFFSET                                                            9

14       ERRORS AND OMISSIONS                                              9

15       ACCESS TO RECORDS                                                10

16       INSOLVENCY                                                       10

17       CONFIDENTIALITY                                                  10

18       ARBITRATION                                                      11

19       SERVICE OF SUIT                                                  12

20       INTERMEDIARY                                                     12

21       CHOICE OF LAW                                                    13

22       PROPORTION                                                       14

EXHIBIT A                                                                 15

EXCLUSIONS                                                             16-25

                            AGGREGATE EXCESS OF LOSS
                             RETROCESSION AGREEMENT

                  (hereinafter referred to as the "Agreement")

                                     between

                     HANNOVER REINSURANCE (IRELAND) LIMITED

                                       and

                        E&S REINSURANCE (IRELAND) LIMITED

            for their respective Quota Share Interest and Liabilities

             (hereinafter collectively referred to as the "Company")

                                       and

                       TOWER INSURANCE COMPANY OF NEW YORK
                               New York, New York

                  (hereinafter referred to as the "Reinsurer")

                                   ARTICLE 1

BUSINESS COVERED

A. Pursuant to this Agreement, the Reinsurer shall indemnify the Company, subject to the terms, conditions and exclusions set forth in this Agreement, for the net liability in respect of Middle Market Business and Large Lines Real Estate General Liability Business which may accrue to the Company from Ultimate Net Loss and Loss Adjustment Expenses arising out of reinsurance assumed by the Company pursuant to its participation in that certain 2004 Quota Share Reinsurance Agreement between State National Insurance Company, Inc. ("State National") and the Company, effective January, 2004 (the "State National Quota Share Reinsurance Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference. All capitalized terms used in this Agreement are as defined in the State National Quota Share Reinsurance Agreement unless such capitalized terms are expressly defined herein.

B. In addition to the reinsurance coverage provided pursuant to Article 1(A) of this Agreement, the Reinsurer shall indemnify and make whole the Company for any and all amounts of Net Written Premium on policies reinsured under the State National Quota Share Reinsurance Agreement, including but not limited to Net Written Premium for Small Market Business, that State National fails to collect and to forward to the Company (the "Delinquent Amount"), as required pursuant to the terms of the State National Quota Share Reinsurance Agreement, within 10 (ten) business days of the Company providing the Reinsurer with a written notice requesting payment of such Delinquent Amount.

C. In addition to the reinsurance coverage provided pursuant to Article 1(A) and 1(B) of this Agreement, the Reinsurer shall indemnify the Company for 100% (one hundred percent) for all Loss Adjustment Expenses (as defined in the State National Quota Share Reinsurance Agreement) incurred by the Company pursuant to the State National Quota Share Reinsurance Agreement, including but not limited to Loss Adjustment Expenses arising out of Small Market Business should Tower Risk Management Corp. (hereinafter "TRM") be unable to fulfill its obligations in servicing the underlying policies underwritten by TRM on behalf of State National Insurance Company, Inc.

         Such indemnification shall be made within 10 (ten) business days of payments by the Company to State National for any such Loss Adjustment Expenses.

                                   ARTICLE 2

TERM

A. This Agreement shall take effect 12:01 a.m., Eastern Standard Time, January 1, 2004 as respects losses occurring and or claims made with respect to the Business Covered under the State National Quota Share Reinsurance Agreement and shall continue in full force and effect until such time as the State National Quota Share Reinsurance Agreement terminates (the "Term"). At the time of termination, the Reinsurer shall be liable for the in force Subject Business for so long as the Company remains liable for such in force Subject Business pursuant to the State National Quota Share Reinsurance Agreement.

B. The Company and the Reinsurer may agree to terminate this Agreement or some portion of the Subject Business on a cut-off basis. Upon such termination, the Reinsurer shall incur no liability for losses occurring or claims made subsequent to the effective date of termination and the Reinsurer shall return to the Company its unearned premium reserve.

                                   ARTICLE 3

TERRITORY

This Agreement shall follow the territorial limits set forth in the State National Quota Share Reinsurance Agreement.

                                   ARTICLE 4

EXCLUSIONS

This Agreement shall not apply to and specifically excludes:

A. Nuclear Incident, in accordance with the following clauses attached hereto:

         1. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A. - NMA 1119;


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

         2. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. - NMA 1590;

B. War Risks, in accordance with the War Risks Exclusion Clause appearing in the original Policies;

C. Insolvency, in accordance with the Insolvency Funds Exclusion Clause attached hereto;

D. Liability assumed by the Company as a member of any pool, association or syndicate, in accordance with the Pools, Associations and Syndicates Exclusion Clause attached hereto;

E.       Earthquake, when written as such;

F. Liability arising out of ownership, maintenance or use of any aircraft or flight operations;

G. Professional Liability, when written as such, however not to exclude when written as part of a package policy or when written in conjunction with other policies issued by the Company;

H.       Insolvency Risks and Financial Guarantee;

I. Any acquisitions of companies or books of business outside of the normal course of business ("agent rollovers") without the prior written consent of the Reinsurer in the underlying State National Quota Share Reinsurance Agreement.

J.       Asbestos liabilities of any nature;

K.       Pollution liabilities of any nature;

L.       Assumed reinsurance with the exception of inter-affiliate reinsurance;

M.       Ex gratia payments in excess of $3,000 (three thousand dollars).

                                   ARTICLE 5

COVERAGE

A. Coverage A - The Reinsurer shall indemnify the Company for 25% (twenty five percent) of the paid portion of all Ultimate Net Loss and Loss Adjustment Expenses arising out of Middle Market Business in excess of 75% (seventy five percent) to 115% (one hundred and fifteen percent) of the Net Earned Premium allocable to Middle Market Business up to a maximum amount equal to 10% (ten percent) of Net Earned Premium for Middle Market Business.

B. Coverage B - The Reinsurer shall indemnify the Company for 25% (twenty five percent) of the paid portion of all Ultimate Net Loss and Loss Adjustment Expenses arising out of Large Lines Real Estate General Liability Business in excess of 60% (sixty percent) to 125% (one hundred and twenty-five percent) of the Net Earned Premium allocable to Large Lines Real Estate General Liability Business up to a maximum amount equal to 16.25% (sixteen and one-quarter percent) of Net Earned Premium for Large Lines Real Estate General Liability Business.

                                   ARTICLE 6

NET RETAINED LINES

This Agreement applies only to that portion of Business Covered which the Company retains net for its own account pursuant to the terms of the State National Quota Share Reinsurance Agreement.

                                   ARTICLE 7

REINSURANCE PREMIUM

The Company shall pay the Reinsurer reinsurance premium consisting of the following Coverage A Reinsurance Premium and Coverage B Reinsurance Premium (collectively, the "Reinsurance Premium"):

A. Coverage A Reinsurance Premium - The Company shall pay the Reinsurer a Coverage A Reinsurance Premium equal to 1.6% (one point six percent) of Net Written Premium allocable to the Middle Market Business Segment, as collected under the State National Quota Share Reinsurance Agreement. Coverage A Reinsurance Premium is payable by the Company to the Reinsurer at the time the Company receives its Reinsurance Premium from State National under the State National Quota Share Reinsurance Agreement.

B. Coverage B Reinsurance Premium - The Company shall pay the Reinsurer a Coverage B Reinsurance Premium equal to 3.0% (three point zero percent) of Net Written Premium allocable to Large Lines Real Estate General Liability Business, as collected under the State National Quota Share Reinsurance Agreement. Coverage B Reinsurance Premium is payable by the Company to the Reinsurer at the time the Company receives its Reinsurance Premium from State National under the State National Quota Share Reinsurance Agreement.

                                  ARTICLE 8

ACCOUNTS AND LOSS SETTLEMENTS

A. Accounts - Within 30 (thirty) days following the Company's receipt from State National of the quarterly report due the Company pursuant to
         Article 12, Accounts, Remittances and Loss Settlements of the State National Quota Share Reinsurance Agreement, the Company shall report to the Reinsurer, for each Business Segment reinsured hereunder, the amount of:

         1.       Reinsurance Premium, per Article 7, Reinsurance Premium;

         2.       Ceded Ultimate Net Loss and Loss Adjustment Expenses paid;

         3. Ceded Ultimate Net Loss and Loss Adjustment Expenses outstanding (including IBNR);

         Reports shall continue until final settlement of all ceded Ultimate Net Loss and Loss Adjustment Expenses hereunder.

         Notwithstanding the above, the Company shall advise the Reinsurer promptly of all Ultimate Net Losses, which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurer. Inadvertent omission or oversight in dispatching such advises shall in no way affect the liability of the Reinsurer. However, the Company shall notify the Reinsurer of such omission or oversight promptly upon its discovery.

B. Loss Settlements - The Reinsurer shall pay the Company the amount of paid Ceded Ultimate Net Loss and Loss Adjustment Expenses set forth in each quarterly report no later than 15 (fifteen) days following the Reinsurer's receipt of the quarterly report by direct wire transfer to the Intermediary.

C. All Ultimate Net Loss settlements made by the Company on Business Covered, whether under policy terms and conditions or by way of compromise, shall be in the sole discretion of the Company and shall be unconditionally binding on the Reinsurer. Upon satisfactory proof of loss, the Reinsurer shall pay or allow, as applicable, its proportional share of each such settlement in accordance with this Agreement.

                                   ARTICLE 9

CURRENCY

A. Whenever the word "dollars" or the "$" appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

                                   ARTICLE 10

TAXES

In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the Reinsurance Premium hereon when making Canadian tax returns or when making tax returns other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.

                                   ARTICLE 11

RESERVES

A. If a jurisdiction of the United States shall not permit the Company, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for any Reinsurer's share of obligations, the Company shall forward to such Reinsurer a statement of the Reinsurer's share of such obligations. Upon receipt of such statement, the Reinsurer shall promptly apply for and provide the Company with a "clean", unconditional and irrevocable Letter of Credit in the amount specified in the statement submitted, with terms and bank acceptable to the regulatory authority(ies) having jurisdiction over the Company.

B. "Obligations" as used in this Article, shall mean the sum of losses paid and Loss Adjustment Expenses paid by the Company but not yet recovered from the Reinsurer, plus reserves for reported losses, Loss Adjustment Expenses, losses incurred but not reported and premiums unearned, if any.

C. The Reinsurer hereby agrees that the Letter of Credit shall provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said Letter or any future expiration date unless 30 (thirty) days prior to any expiration the issuing bank shall notify the Company by registered mail that the issuing bank elects not to consider the Letter of Credit renewed for any additional period. An issuing bank, not a "qualified bank" as defined by Regulation 133 promulgated by the Insurance Department of the State of New York, shall provide 60 (sixty) days notice to the Company prior to any expiration.

D. Notwithstanding any other provision of this Agreement, the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company may draw upon such credit, without diminution because of the insolvency of any party hereto, at any time and undertakes to use and apply such credit for one or more of the following purposes only:

         1. to pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any obligations, as stipulated in the statement submitted by the Company to the Reinsurer, which is due to the Company and not otherwise paid by the Reinsurer;

         2. in the event the Company has received effective notice of non-renewal of the Letter of Credit and the Reinsurer's liability remains unliquidated and undischarged 30 (thirty) days prior to the expiry date of the Letter of Credit to withdraw the balance of the Letter of Credit and place such sums in an interest bearing trust account to secure the continuing liabilities of the Reinsurer under this Agreement until a renewal Letter of Credit acceptable to the regulatory authority(ies) having jurisdiction over the Company, or a substitute in lieu thereof acceptable to the regulatory authority(ies) having jurisdiction over the Company, has been received by the Company. The Company shall provide to the Reinsurer payment of any interest thereon accruing from such account.

         3. to make refund of any sum which is in excess of the actual amount required for Sections 1 and 2 of this paragraph.

E. At annual intervals or more frequently as determined by the Company, but never more frequently than quarterly, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of any obligations. If the statement shows that the Reinsurer's share of obligations exceeds the balance of credit as of the statement date, the Reinsurer shall, within 30 (thirty) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurer's share of obligations is less than the balance of credit as of the statement date, the Company shall, within 30 (thirty) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

F. The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorized representatives of the Company. The Company shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.

                                   ARTICLE 12

SPECIAL TERMINATION

The Company may terminate this Agreement on a cut-off basis or a run-off basis (the method of termination to be at the sole option of the Company) at any time, provided that one or more of the qualifying events set forth below has transpired, by giving the Reinsurer thirty (30) days prior written notice of its intent to invoke its rights under this Article 12, Special Termination:

         1.       Reinsurer's A.M. Best rating drops below a "B+"; or

         2. A reduction of more than 20% (twenty percent) of Reinsurer's statutory surplus from Reinsurer's Statutory Surplus Level at December 31, 2003; or

         3. There is a change in the office of President or CEO of Reinsurer; or

         4.       Insolvency, Rehabilitation, or Regulatory Supervision of
                  Reinsurer; or

         5. Reinsurer ceases underwriting new property and casualty business; or

         6. Reinsurer sells 50% or more of its assets or reinsures 50% or more of its Net Written Premium or net liabilities (all as of January 1, 2004) to an unaffiliated third party; or

         7. An insurance regulatory authority or governmental entity in any United States jurisdiction revokes, suspends or forces Reinsurer to withdraw its certificate of authority in such jurisdiction; or

         8.       If any of the events or circumstances described in Article
                  6.01 (a) through 6.01(h) of that certain General Agency Agreement, made and entered into as of January 1, 2004, by and among State National, Tower Risk Management Corp. and the Reinsurer, transpire or occur at any time.

         9. If Reinsurer fails to maintain the Trust Account, as defined within the Tower Insurance Company of New York Quota Share Reinsurance Agreement effective January 1, 2004 with the Company, at the minimum balance required by such Trust Agreement for a period of seventy five (75) days.

If the Company elects to invoke this Article 12, Special Termination on a cut-off basis, the Reinsurer shall have no liability for losses occurring subsequent to the effective date of termination and shall return all Reinsurance Premium that is not earned as of the date of termination to the Company. If the Company elects to invoke this Article 12, Special Termination on a run-off basis, the Reinsurer will continue to be liable for the full amount of paid Ceded Ultimate Net Loss and Loss Adjustment Expenses on the in force Subject Business for so long as the Company remains liable for such in force Subject Business pursuant to the State National Quota Share Reinsurance Agreement.

                                   ARTICLE 13

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement or any other agreement between the Company and the Reinsurer. The party asserting the right of offset may exercise such right any time whether the balances due are on account of Reinsurance Premiums, Ultimate Net Losses, Loss Adjustment Expenses or otherwise. However, in the event of insolvency of any party hereto, offset shall only be allowed in accordance with applicable law.

                                   ARTICLE 14

ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made by the Company in connection with this Agreement shall not relieve the Reinsurer from any liability which would have attached had such delay, error or omission not occurred, provided always that such delay, error or omission shall be rectified as soon as possible after discovery by the Company's home office.

                                   ARTICLE 15

ACCESS TO RECORDS

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect through their designated representatives, during the Term of this Agreement and thereafter, all books, records and papers of the Company in connection with any reinsurance hereunder, or the subject matter hereof.

ARTICLE 16

INSOLVENCY

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator, or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy insured which claim would involve a possible liability on the part of the Reinsurer with a reasonable time after such claims is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

                                   ARTICLE 17

CONFIDENTIALITY

The parties acknowledge there may be portions of this Agreement, the Reinsurance Agreement submission or the marketing package that may contain confidential, proprietary information of the Company. The Reinsurer shall maintain the confidentiality of such information concerning the Company and its business and shall not disclose it to any third person without prior approval; provided, however, that the Reinsurer may be required and is permitted under this Agreement to disclose such information in answers to interrogatories, subpoenas or other legal/arbitration processes as well as to the Company's Intermediaries, to the Reinsurer's retrocessionaire, and applicable intermediaries, or in response to requests by governmental and regulatory agencies. In addition, the Reinsurer may disclose such information to its accountants and to its outside legal counsel as may be necessary.

                                   ARTICLE 18

ARBITRATION

A. Any dispute or other matter in question between the Company and the Reinsurer arising out of, or relating to, the formation, interpretation, performance or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, shall be settled by arbitration. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

B. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for the purposes of this Article, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

C. Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within 60 (sixty) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within 60 (sixty) days of their appointment, either party may petition the American Arbitration Association to appoint a third arbitrator. The arbitrators shall be active or former officers of insurance or reinsurance companies or Lloyd's Underwriters; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

D. The arbitration hearings shall be held in New York, New York or such other place as may be mutually agreed. Each party shall submit its case to the arbitrators within 60 (sixty) days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

E. Each party shall pay the fee and expenses of its own arbitrator and one-half of the fee and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties.

F. Except as provided above, arbitration shall be based, insofar as applicable, upon the procedures of the American Arbitration Association.

                                   ARTICLE 19

SERVICE OF SUIT

(This Article only applies to reinsurers domiciled outside the United States and/or unauthorized in any state, territory or district of the United States having jurisdiction over the Company.)

A. It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, and that in any suit instituted, the Reinsurer shall abide by the final decision of such court or of any Appellate Court in the event of an appeal.

B. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they shall enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                   ARTICLE 20

INTERMEDIARY

Pegasus-Towers Perrin Reinsurance is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, Premium, return premium, commissions, Taxes, losses, Loss Adjustment Expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Pegasus-Towers Perrin Reinsurance, 175 Powder Forest Drive, Weatogue, CT 06089. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

                                   ARTICLE 21

CHOICE OF LAW

This Agreement shall be governed as to performance, administration and interpretation by the laws of the State of New York, exclusive of that state's rules with respect to conflicts of laws, except as to rules with respect to credit for reinsurance in which case the rules of all applicable states shall apply.

                                   ARTICLE 22


PROPORTION

In Witness Whereof, the parties hereto have caused this Agreement to be executed in triplicate by their duly authorized representatives:

Signed this 8th day of March, 2004,
For and on behalf of Hannover Reinsurance (Ireland) Limited in confirmation of the terms, conditions and Reinsurer hereon

By:    /s/ David Maquire                             /s/ Thomas Doran
       -------------------------------------------------------------------------
                           (Signature)
       David Maquire                                Thomas Doran
       -------------------------------------------------------------------------
                          (Print Name)
Title: UNDERWRITER                                  Associate Director
       -------------------------------------------------------------------------

Signed this 8th day of March, 2004,
For and on behalf of E&S Reinsurance (Ireland) Limited in confirmation of the terms, conditions and Reinsurer hereon

By:    /s/ David Maquire                            /s/ Thomas Doran
       -------------------------------------------------------------------------
                             (Signature)
       David Maquire                               Thomas Doran
       -------------------------------------------------------------------------
                            (Print Name)
Title: UNDERWRITER                                 Associate Director
       -------------------------------------------------------------------------

Signed this 4th day of March, 2004,
For and on behalf of TOWER INSURANCE COMPANY OF NEW YORK for a 100% (one hundred percent) participation of the terms and conditions hereon

By:    /s/ Marina Contiero
       -------------------------------------------------------------------------
                                   (Signature)
       Marina Contiero
       -------------------------------------------------------------------------
                                  (Print Name)
Title: Vice President
       -------------------------------------------------------------------------

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                                    EXHIBIT A
              2004 STATE NATIONAL QUOTA SHARE REINSURANCE AGREEMENT




































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                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                       PHYSICAL DAMAGE - REINSURANCE - USA

         1. This Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

         2. Without in any way restricting the operation of paragraph (1) of this Clause, this Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         I. Nuclear reactor power plants including all auxiliary property on the site, or

         II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

         III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

         IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

         3. Without in any way restricting the operations of paragraphs (1) and
(2) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

         (a) where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960, this subparagraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

         4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.


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         5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

         6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

         7.       The Reassured to be sole judge of what constitutes:

                  (c)      substantial quantities, and

                  (d)      the extent of installation, plant or site

NOTE: - Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

                  (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                  (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.




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                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                        LIABILITY - REINSURANCE - U.S.A.

1. This Agreement does not cover any loss or liability accruing to the Cedent as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Agreement all the original policies of the Cedent (new, renewal and replacement) of the classes specified in Clause II of this paragraph
         (2) from the time specified in Clause III of this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision*

         I. It is agreed that the policy does not apply under any liability coverage, to (injury, sickness, disease, death or destruction (bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limits of liability.

         II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

         III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                  (a)      become effective on or after 1st May, 1960, or

(b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies or policies or combination policies of a similar nature, issued by the Cedent on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3. Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Agreement the original liability policies of the Cedent (new, renewal and replacement) affording the following coverages:


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                  Owners, Landlords and Tenants Liability, Contractual
                  Liability,

                  Elevator Liability, Owners or Contractors (including railroad), Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

         shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

                  Broad Exclusion Provision*

It is agreed that the policy does not apply:

         I. Under any Liability Coverage, to (injury, sickness, disease, death or destruction (bodily injury or property damage

                  (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                  (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

         II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to (immediate medical or surgical relief (first aid, to expenses incurred with respect to (bodily injury, sickness, disease or death (bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

         III. Under any Liability Coverage, to (injury, sickness, disease, death or destruction (bodily injury or property damage resulting from the hazardous properties of nuclear material if


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                  (a)      the nuclear material (1) is at any nuclear facility
                           owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

                  (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed or by or on behalf of an insured; or

                  (c) (the injury, sickness, disease, death or destruction (the bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear facility (property damage to such nuclear facility and any property thereat.

         IV. As used in this endorsement: "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or by-product material; "source material", "special nuclear material" and "by-product material" have the meanings given to them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by-product material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

                  (a)      any nuclear reactor,

                  (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

                  (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

                  (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

                           and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; (with respect to injury to or destruction of property, the word "injury" or "destruction" ("property damage" includes all forms of radioactive contamination of property. (includes all forms of radioactive contamination of property.


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         V.       The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph
                  (3) shall not be applicable to

                  (i) Garage and Automobile Policies issued by the Cedent on New York risks, or

                  (ii) Statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Board Exclusion Provision by the Governmental Authority having jurisdiction thereof.

         4. Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs
                  (2) and (3) above are not applicable to original liability policies of the Cedent in Canada and that with respect of such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

                        ---------------------------------

*Note The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.



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                     WAR RISK EXCLUSION CLAUSE (REINSURANCE)

         As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

         This War Exclusion Clause shall not, however, apply to interest which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia, its territories and possessions, including the Panama Canal Zone and the Commonwealth of Puerto Rico and including Bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under original policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

         Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage, including acts committed by agents of any government, party or faction engaged in war, hostilities or other warlike operation, provided such agents are acting secretly and not in connection with any operations of military or naval armed forces in the country where the interests insured are situated.


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                        INSOLVENCY FUND EXCLUSION CLAUSE

This Agreement excludes all liability of the Ceding Company arising by contract, operation of law or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Ceding Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.







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               POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

Section A:

Excluding:

         (e) All business derived directly or indirectly from any Pool, Association, or Syndicate which maintains its own reinsurance facilities.

         (f) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insurance property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

Section B:

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

                  Industrial Risk Insurers,
                  Associated Factory Mutuals Improved Risk Mutuals
                  Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs, United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters

Section B does not apply:

         (a) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

         (b) To interests traditionally underwritten as Inland Marine or stock and/or contents written on a blanket basis.

         (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association, or Syndicate named above other than as provided for under Section B(a).

         (d)      To risks as follows:

                  Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities, (other than railroad schedules) and builder's risks on the classes of risks specified in this subsection (d) only. Where this clause attaches to Catastrophe Excesses, the following Section C is added:


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Section C:

Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in:

         (1)      The following so-called "Coastal Pools":

                  Alabama Insurance Underwriting Association Florida Windstorm Underwriting Association Louisiana Insurance Underwriting Association Mississippi Windstorm Underwriting Association North Carolina Insurance Underwriting Association South Carolina Windstorm and Hail Underwriting Association Texas Catastrophe Property Insurance Association

                                       AND

         (2) All "Fair Plan" and "Rural Risk Plan" business for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

                  (i) The inability of any other participant in such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability

                  (ii) Any claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).



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